Exhibit 9(a)(3)

                           SCUDDER SERVICE CORPORATION

                   FEE INFORMATION FOR SERVICES PROVIDED UNDER
                      TRANSFER AGENCY AND SERVICE AGREEMENT
                             Scudder Family of Funds

Annual maintenance fee for each account
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1/12th of the annual maintenance fee shall be charged and payable each month. It will be charged for any account which at any time during the month had a share balance in the fund.

The minimum monthly charge to any portfolio is $1,000.

Money Market Funds                                  $28.90
Monthly Income Funds                                 25.00
Quarterly Distribution Funds                         20.40
Annual Distribution Funds                            17.55

Other fees
New Account Set Up                                  $ 5.00 each
Disaster Recovery                                     0.25 per year
Closed Accounts                                       1.20 per year
TIN Certificates                                      0.15 each
 TIN Maintenance                                      0.25 each
Check Writing:
      Set Up                                          5.00 per account
    Retail Check Clearance                            0.96 per check
    Corporate Check Clearance                         0.46 per check

Out of pocket expenses shall be reimbursed by the fund to Scudder Service Corporation or paid directly by the fund. Such expenses include but are not limited to the following:

          Telephone (portion allocable to servicing accounts)
          Postage, overnight service or similar services
          Stationery and envelopes
          Shareholder Statements - printing and postage
          Checks - stock supply, printing and postage
          Data circuits
          Lease and maintenance of S.A.I.L. and Easy Access
          Forms
          Microfilm and microfiche
          Expenses incurred at the specific direction of the fund

Payment
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The above will be billed within the first five (5) business days of each month and will be paid by wire within five (5) business days of receipt.


On behalf of the Funds listed on
Attachment A:                                      Scudder Service Company


By:_________________________                       By:_____________________
    David S. Lee                                       Daniel Pierce
    Vice President                                     President

Date:  October 1, 1995                             Date: October 1, 1995

                                  ATTACHMENT A
                      TRANSFER AGENCY AND SERVICE AGREEMENT


Money Market Accounts

        Scudder California Tax Free Money Fund
        Scudder Cash Investment Trust
        Scudder New York Tax Free Money Fund
        Scudder Tax Free Money Fund
        Scudder U.S. Treasury Money Fund

Monthly Income Funds

        Scudder California Tax Free Fund
        Scudder GNMA Fund
        Scudder High Yield Tax Free Fund
        Scudder International Bond Fund
        Scudder Limited Term Tax Free Fund
        Scudder Managed Municipal Bonds
        Scudder Massachusetts Limited Term Tax Free Fund
        Scudder Massachusetts Tax Free Fund
        Scudder Medium Term Tax Free Fund
        Scudder New York Tax Free Fund
        Scudder Ohio Tax Free Fund
        Scudder Pennsylvania Tax Free Fund
        Scudder Short Term Bond Fund
        Scudder Short Term Global Income Fund

Quarterly Distribution Funds

        Scudder Balanced Fund
        Scudder Growth and Income Fund
        Scudder Emerging Markets Income Fund
        Scudder Income Fund

Annual Distribution Funds

        Scudder Capital Growth Fund           Scudder Latin America Fund
        Scudder Development Fund              Scudder Pacific Opportunities Fund
        Scudder Global Fund                   Scudder Quality Growth Fund
        Scudder Global Small Company Fund     Scudder Small Company Value Fund
        Scudder Gold Fund                     Scudder Value Fund
        Scudder Greater Europe Growth Fund    Scudder Zero Coupon 2000 Fund
        Scudder International Fund


dated as of October 6, 1995